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                                                                   EXHIBIT 16.1

                   [LETTERHEAD OF SEMPLE & COOPER, P.L.C.]



United States Securities and Exchange Commission
Washington, DC 20549

Re: Birman Managed Care, Inc.

Dear Sirs:

We have read the statements contained under Experts in the Form SB-2 registration statement of Birman Managed Cared, Inc. and concur with same.


/s/ SEMPLE & COOPER, P.L.C.

Semple & Cooper, P.L.C.
Phoenix, Arizona
October 30, 1996